                                                                    EXHIBIT 99.1

                           ACTION BY WRITTEN CONSENT
                             OF THE STOCKHOLDERS OF
                          INTEGRITY QA SOFTWARE, INC.

          In accordance with Section 228 of the Delaware General Corporation Law and the Bylaws of Integrity QA Software, Inc., a Delaware corporation (the "Company"), the undersigned stockholders of the Company do hereby, pursuant to this Written Consent, vote all shares of the Company's outstanding voting stock held of record by them FOR the adoption and approval of the following resolutions, without a formal meeting and without prior notice, effective as of January __, 1997:

          1.  Merger with Pure Atria Corporation
              ----------------------------------

          WHEREAS, the Board of Directors of the Company (the "Board") has previously approved the Agreement and Plan of Reorganization (the "Agreement") including all exhibits thereto, by and among the Company, Pure Atria Corporation, a Delaware corporation ("Pure Atria") and a wholly owned subsidiary of Pure Atria ("Merger Sub"), providing for the merger of the Company with and into Merger Sub (the "Merger") and the filing of a Registration Statement on Form S-4 with respect to the shares of Pure Atria Common Stock to be issued in the Merger, and the undersigned deems it to be in the best interest of the Company to approve the Merger;

          NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved and that the executive officers of this Company be and they hereby are, authorized in the name of and on behalf of the Company, to take any and all actions and to execute such documents as they may deem necessary or advisable in order to consummate the proposed Merger as contemplated by the Agreement, including the filing of the Agreement of Merger (the "Agreement of Merger") with the Secretary of State of the State of Delaware and with such other offices or agencies as may be necessary or appropriate;

          RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such further actions, including, but not limited to providing notification of the Merger to any appropriate governmental or regulatory agencies, and filing any forms and documents with such agencies as may be required or advisable by them or by law, and to obtain such consents from third parties and governmental or regulatory agencies as may be necessary or advisable to carry out the Merger.

          2.  Enabling Powers
              ---------------

          RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and empowered to take such actions, including, without limitation, the execution of such other documents and certificates as they deem necessary or appropriate, to carry out the intent of the foregoing resolutions.

          This written consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same written consent.

          IN WITNESS WHEREOF, the undersigned stockholders of Integrity QA Software, Inc. hereby voting the full number of shares of each class of the Corporation's outstanding voting stock held of record by them have executed this Written Consent to be effective as of the date first set forth above and hereby direct that this Written Consent be filed with the minutes of the proceedings of the Company's stockholders.


                              ---------------------------------------
                              Stephen J. Kahn


                              ---------------------------------------
                              Robert W. Warfield


                              SEVIN ROSEN FUND V L.P.


                              By:
                                 ------------------------------------
                                 John V. Jaggers, General Partner


                    Address:  Two Galleria Tower
                              13455 Noel Road, Suite 1670
                              Dallas, Texas  75240


                              SEVIN ROSEN BAYLESS MANAGEMENT COMPANY


                              By:
                                 ------------------------------------
                                 John V. Jaggers, Vice President

                    Address:  Two Galleria Tower
                              13455 Noel Road, Suite 1670
                              Dallas, Texas  75240

                              SEVIN ROSEN AFFILIATES FUND


                              By:
                                 ------------------------------------
                                 John V. Jaggers, Vice President


                    Address:  Two Galleria Tower
                              13455 Noel Road, Suite 1670
                              Dallas, Texas  75240


                              HUMMER WINBLAD VENTURE PARTNERS II, L.P.


                              By:
                                 ------------------------------------
                              Print Name:
                                         ----------------------------
                              Title:
                                    ---------------------------------


                    Address:  5900 Hollis Street, Suite R
                              Emeryville, California  94608


                              HUMMER WINBLAD TECHNOLOGY FUND II, L.P.


                              By:
                                 ------------------------------------
                              Print Name:
                                         ----------------------------
                              Title:
                                    ---------------------------------


                    Address:  5900 Hollis Street, Suite R
                              Emeryville, California  94608


                              G&H PARTNERS


                              By:
                                 ------------------------------------
                              Print Name:
                                         ----------------------------
                              Title:
                                    ---------------------------------


                    Address:  155 Constitution Drive
                              Menlo Park, California  94025